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                                                                    EXHIBIT 99.1


NEWS RELEASE
COMPUWARE CORPORATION
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                                                         [COMPUWARE LOGO]
Corporate Headquarters
One Campus Martius - Detroit, MICHIGAN 48226
(313) 227-7300

FOR IMMEDIATE RELEASE
MAY 9, 2005



           COMPUWARE ACQUIRES ADLEX TO STRENGTHEN APPLICATION SERVICE
                             MANAGEMENT LEADERSHIP

  TRANSACTION COMPLEMENTS AND EXTENDS COMPUWARE VANTAGE PRODUCT LINE, HELPS IT ORGANIZATIONS BETTER MANAGE APPLICATION SERVICE FROM THE END-USER PERSPECTIVE


DETROIT--May 9, 2005--Compuware Corporation today announced it has signed a definitive agreement to acquire privately held Adlex, Incorporated, of Marlborough, Mass. for approximately $36 million in cash. The transaction is anticipated to close in the near future. Approximately 80 Adlex employees will join Compuware as a result of this transaction.


Adlex has pioneered Service Delivery Management technology that enables Internet Service Providers and enterprise customers to diagnose and then manage the quality of service that business-critical applications deliver to end-users. This technology complements the Compuware Vantage product line by providing extremely high-capacity, agentless end-user experience monitoring and deep insight into application performance.


"Compuware provides the industry's most comprehensive solution for managing application service across all infrastructures and application architectures. Adlex strengthens our ability to measure end-user experience and solve performance problems, keeping us ahead of the competition," said Tommi White, Chief Operating Officer of Compuware Corporation. "This acquisition supports Compuware's continuing commitment to providing immediate value in an affordable and scalable manner for our customers."

By measuring the quality of experience for every end-user--whether customer, subscriber or employee--Adlex helps the world's largest organizations manage IT service delivery. Adlex solutions for enterprise customers and service providers include hardware and software components that easily and non-intrusively attach to a central point in the data center. IT organizations can use Adlex to gather the critical information they need to measure application service levels and quickly diagnose performance problems for extremely high-transaction web applications as well as enterprise applications. Service providers also use Adlex applications to manage and enhance their ability to provide Internet services.

An enterprise-class Application Service Management solution, Compuware Vantage delivers support for applications running on distributed and mainframe systems. With the addition of Adlex's technology, Vantage is now the only solution that leverages agentless, desktop and active monitoring capabilities to manage Web and non-Web applications alike. Vantage couples this front-end measurement with deep diagnostic capabilities that analyze the impacts of application design, network design and usage and server performance--for all server

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Compuware Acquires Adlex to Strengthen Application Service Management Leadership
May 9, 2005

tiers--on transaction performance. These integrated capabilities make Vantage the ideal single-vendor service management solution for use in all phases of the application life cycle.

"Compuware's global reach and presence in the application service management market with its Vantage performance solution make it the ideal partner to leverage the tremendous investment that we have made in performance management insight for both enterprise and service provider customers," said Tad Witkowicz, Founder, CEO and President of Adlex. "We are excited to join Compuware to better meet the needs of our customers."


ABOUT ADLEX, INC.

Founded in 1997, Adlex is a global company that pioneered Service Delivery Management (SDM) technology and is a market leader based on deployments with major enterprise and service provider customers worldwide. Adlex was funded by its founders and a group of private investors led by Roger Marino, co-founder of EMC Corp. and Adlex board member. The company is headquartered in Marlborough, Mass., and runs its European operations from a regional office in Gdansk, Poland. More information is available at www.adlex.com.

COMPUWARE CORPORATION

Compuware Corporation (NASDAQ: CPWR) maximizes the value IT brings to the business by helping CIOs more effectively manage the business of IT. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com.

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FOR SALES OR MARKETING INFORMATION

Compuware Corporation, One Campus Martius, Detroit, MI, 48226, 800-521-9353, http://www.compuware.com

ADLEX INCORPORATED PRESS CONTACT

Ari S. Milstein, Chief Financial Officer, Adlex, Inc., 508-480-6990, amilstein@adlex.com

COMPUWARE PRESS CONTACT

Bob O'Brien, Compuware Corporation, 313-227-7300, bob_o'brien@compuware.com


Compuware is a registered trademark of Compuware Corporation. All other product and company names are trademarks or registered trademarks of their respective owners.

Certain statements in this press release and announcement may constitute forward-looking statements. These forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized and that could cause actual results to differ materially from Compuware's expectations in these statements. For more information about other risks that could affect the forward-looking statements herein, please see Compuware's most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings made with the Securities and Exchange Commission. Compuware expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.